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                         AGIS INDUSTRIES (1983) LIMITED

                                  ANNUAL REPORT

                                      2004








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                                                                               .
                                                                     (AGIS LOGO)

CONTENTS

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REPORT OF THE BOARD OF DIRECTORS FOR THE QUARTER AND THE YEAR ENDED DECEMBER 31, 2004                 A-1 - A-28

AUDITORS' REPORT                                                                                          B-1

FINANCIAL STATEMENTS:

Balance Sheets                                                                                         B-2 - B-3

Statements of Operations                                                                                  B-4

Statements of Changes in Shareholders' Equity                                                             B-5

Statements of Cash Flows                                                                               B-6 - B-7

Notes to the Financial Statements                                                                     B-8 - B-53

Appendix 1 - Details of subsidiaries and associated entities                                             B-54

PERIODIC REPORT FOR THE YEAR 2004                                                                     C-1 - C-17
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                                                                    EXHIBIT 99.3

                                                                     (AGIS LOGO)

REPORT OF THE BOARD OF DIRECTORS FOR THE QUARTER AND THE YEAR ENDED DECEMBER 31, 2004

We are honored to present the Report of the Company's Board of Directors, which describes the main areas of activity of the Company and its subsidiaries (hereinafter - "Agis Group" or "the Company)"and its results for the quarter and the year ended December 31, 2004.

MERGER WITH PERRIGO COMPANY ("PERRIGO")

On March 17, 2005, the merger between the Company and Perrigo was closed, in accordance with the terms of the merger agreement signed on November 14, 2004, and after its ratification by the shareholders of both companies in general meetings of shareholders held on March 15, 2005.

Perrigo is a leading health care products company, and is the world's largest company for the sale of over-the-counter medications and dietary supplements sold by pharmaceutical, food and retail chains under store brand. Perrigo has plants and logistics centers in the U.S., England and Mexico.

The shares of Perrigo are sold on the U.S. Nasdaq. Since the closing of the merger, they also trade on the Tel Aviv Stock Exchange (dual-listing), and are included in the Tel Aviv 25 Index. Upon the closing of the merger, the shares of the Company were no longer traded on the Tel Aviv Stock Exchange.

ADDITIONAL MAIN POINTS

During the reported quarter, the Agis Group's sales turnover totaled NIS 448 million. About 68% of total sales in the period were to the international market.

Income from operations before financing, which totaled NIS 51 million in the reported quarter, increased by 22% compared with income from operations before financing in the same period last year.

Net income after deducting non-recurring items in the reported quarter totaled NIS 38,588 thousand. Earnings per share in the reported quarter amounted to NIS
1.4 per share. The Company posted expenses of NIS 6,974 thousand in the report quarter, in connection with the merger with Perrigo.

During 2004, the Company received approvals from the American Food and Drug Administration ("FDA") for the marketing of 8 new generic drugs having annual sales turnover, in terms of the ethical drug, of $250 million.

At the publication date of the financial statements, there are six other applications pending with the FDA for approval of generic drugs, the sales of which, in the last twelve months, in terms of the ethical drugs, totaled $270 million.

At the end of December, the Company signed an agreement with Taro Pharmaceutical Industries Ltd. ("Taro"), in connection with Mometason Fuorate Cream USP 0.1%. Under the terms of the agreement, the pharmaceutical will be manufactured by Taro and marketed by Clay Park Labs Inc. ("CP"), the Company's subsidiary, in the U.S.

As part of its preparations for a possible merger with an international company, or, alternatively, for an offering on foreign exchanges, the Company signed agreements during the first quarter of 2004 with current and former officers, who had held an option to purchase 5% of the Company's holdings in CP since 1994. Under the terms of the agreements, officers waived their right to exercise this option, in consideration for indemnification at an amount reflecting the benefit they were to receive from exercising the option. During the second quarter of the year, the amount of the indemnification to be paid was finalized. Likewise, during the second quarter of the year, the Company reached agreement in principle with a senior employee of CP regarding the indemnification to be paid to him for his waiving the options he had held, which was expressed in the agreement signed with him during the third quarter of 2004.
In the wake of these agreements, the Company recorded a non-recurring provision in "other expenses" for the estimated value of the benefit inherent in the redemption of the abovementioned options. Likewise, the Company updated the provisions deriving from various obligations toward senior officers who no longer serve in those capacities. The non-recurring expenses totaled NIS 70 million.

Additional non-recurring expenses of NIS 14 million were charged to other expenses, for expenses related to the merger proposal from Ivax Corporation that did not lead to an agreement, and expenses related to the merger with Perrigo, as discussed previously.

DESCRIPTION OF THE COMPANY AND ITS BUSINESS ENVIRONMENT

1. SUMMARY OF THE AGIS GROUP'S BUSINESS ACTIVITIES PRIOR TO THE MERGER WITH PERRIGO

      The Group's managerial strategy and organizational structure are focused on two main operating segments, based on geographic dispersal - in the international market and in the domestic Israeli market, according to the countries to which the Group's diverse range of products are marketed. The geographic segments are characterized by similar economic and political conditions that have a direct and indirect impact on the Group's economic activity, its turnover and profitability.

      The Agis Group, which employs more than 2,000 workers (including 450 in the U.S. and 70 in Germany), develops, manufactures, imports and markets pharmaceuticals (primarily generic drugs - mainly those developed independently and ethical drugs imported by the Company or manufactured under know-how license), API and consumer products.

      The Company's principal growth engine is the development of new products for the international market, deriving from the Group's investments in research and development, chemicals R&D for development of API as well pharmaceutical R&D for the development of generic drugs, namely topical drugs, and finding synergy between the various segments.

      The American market is presently characterized by a rapid shift to the use of generic drugs, and usually by the end of the first two years of the marketing of generic alternatives, about 80% of the quantitative consumption is in the form of generics.


2.    THE INTERNATIONAL MARKET

      2.1  PRINCIPAL CHARACTERISTICS AND SECONDARY OPERATING SEGMENTS

           The Company's main managerial resources, as well as the vast majority of its investments in research and development, are earmarked for identifying new products targeted at the international market, in the Company's major business segments, i.e. pharmaceuticals and API, and maximizing the synergy existing between these segments.

           The market's size and the dispersal of customers make possible the Company's uninterrupted growth and the achievement of favorable profitability margins, owing to its ability to focus on niche products, specifically in generic topical drugs. This focus reduces the number of the Group's competitors and the prices of its products are influenced mainly by market forces.

           The products marketed by the Group to the international market are mainly generic drugs whose patents have expired, and they are marketed under a generic name or the private label of a customer. In order to develop these products, substantial investment is needed in research and development, over many years, with the prospects of recouping the investment being uncertain. If the process succeeds, the profitability of the products in the initial period of their introduction is very high, and when competitors enter the market for the product, profitability falls significantly, and stabilizes around the average profit margin for the Company's products.

           In the U.S. the Company also manufactures older OTC products - a segment characterized by strong competition and low entry barriers. Therefore, the profit margin of these products is lower than for other pharmaceuticals.

           The European health authorities, and even more so, the FDA, require compliance with stringent manufacturing standards that dictate the high quality of the manufacturing and adherence to procedures. These procedures necessitate large investments in means of production and high-quality laboratory equipment, as well as numerous investments in work procedures, controls and maintaining the level of scientific expertise and knowledge needed by the employees responsible for the quality assurance of the products.
           These investments significantly increase manufacturing costs, but also enable the Group to set prices that generate high profitability to the Company.

      2.2  PHARMACEUTICALS

           2.2.1  Pharmaceuticals in the U.S.

                  The manufacture of pharmaceuticals and their marketing in the U.S. is carried out through CP at its plant in New York. About 450 workers are employed in the plant, rented by the Company, which spans about 35,000 square meters. The rental agreements are for various periods until December 31, 2014. The manufacturing and packaging are performed in one shift, in a five-day workweek. The Company estimates that its capacity utilization reaches approx. 75% in a single shift, similar to the rate in 2003.

                  CP's 2004 sales (including-consumer products) totaled approx. NIS 778 million ($174 million), compared with NIS 625 million ($143 million) in 2003.

                  In September 2004, the Company received FDA approval to market in the U.S. a generic drug manufactured, for the first time, in the Company's plant in Yeruham, after the plant successfully passed an FDA inspection in September 2003. By the end of the year, the Company received two additional approvals for pharmaceuticals manufactured in this plant. The tax rate on income from sales to the U.S. of pharmaceuticals manufactured in the Yeruham plant, which was recognized as a plant under construction on the tax-exempt track is expected to be low if not zero.

           2.2.2  Pharmaceuticals for Europe

                  In the Yeruham plant, the Company develops and manufactures pharmaceuticals for the European market, the API of which is also developed and manufactured by Agis Group.

      2.3  ACTIVE PHARMACEUTICAL INGREDIENTS ("API")

           2.3.1  General

                  The Agis Group develops, markets and manufactures, through Chemagis Ltd (hereinafter "Chemagis") and Chemagis Germany (see below 2.3.2), API, which are used in the global pharmaceuticals industry, maximizing the synergy with the Group's development and manufacturing activities for generic drugs.

                  In 2004, the API's sales totaled NIS 433 million (including inter-company sales to Group companies of NIS 74 million), of which 37% was to North America, 26% to Germany, 25% to Europe (excluding Germany) and the balance to the rest of the world. In 2003, the API's sales totaled NIS 422 million (including inter-company sales of NIS 106 million).

           2.3.2  Manufacturing

                  Most of Chemagis' manufacturing activities are carried out in its Ramat Hovav plant, according to manufacturing processes that were developed in Chemagis' laboratories in Tel-Aviv and Ramat Hovav. A small part of the manufacturing and development, namely of intermediate products and products in development stages, is done for Chemagis by others in Israel and overseas. The plant employs approx. 190 workers and operates in three shifts, 6 days a week.
                  In the Company's opinion, the manufacturing capacity of most of the facilities in the plant was utilized in full in 2004, as in 2003.

                  Annually, the Company invests sizable amounts to expand the plant, investments recognized under the various tracks of the Israel Investment Center. In recent years, these investments are on the ten-year tax exempt track. In 2004, the Company invested NIS 48 million in the Chemagis plant in Ramat Hovav.

           2.3.2  Manufacturing (cont.)

                  These investments, like the purchase of a manufacturing platform for API products in Germany (see below), will make it possible to increase the manufacturing capacity of API products, and, consequently, improved manufacturing and marketing flexibility.

                  On October 1, 2002, the Company purchased from Aventis a plant for the manufacture of API located in Germany (hereinafter - "Chemagis Germany"). Under the terms of the purchase agreements, Chemagis Germany will supply Aventis with API it manufactures, for a ten-year period. In the first five years, the parties agreed on the minimum annual quantities and on sales prices prescribed in advance. The plant employs 70 workers, and in 2004, 70% of its manufacturing capacity was utilized.

      2.4  CONSUMER PRODUCTS

           Careline exports part of its products overseas, mainly under private labels. The export turnover totals NIS 11.9 million in 2004, compared with NIS 7.4 million in 2003.

      2.5  MARKETING AND DISTRIBUTION

           Pharmaceuticals are marketed in the U.S. to large customers, such as retail and pharmacy chains, and to large distributors and other institutional customers, through CP's marketing and sales department, and through independent representatives - REPS. Most of the OTC and consumer products are sold under private labels of CP's large customers.

           Pharmaceuticals are marketed to Europe through the pharmaceutical and API marketing department in Israel, in partnership with a European representative with which the Company has an agreement prescribing terms including the division of income for certain products.

           API products are marketed by Chemagis, through a marketing department with 15 employees who market the products worldwide, and in the U.S. through Chemagis U.S.A. Inc., which serves as the marketing arm of Chemagis' products for the American market.

      2.6  DEPENDENCY ON CUSTOMERS AND SUPPLIERS

           More than half of CP's sales are effected to 5 customers, with sales to the major customer totaling $40.8 million, accounting for some 9.6% of the Group's total sales in 2004, compared with $37.6 million and 9.8% of total sales in 2003, respectively.

           The Company markets the API to some 300 customers throughout the world.


3.    THE DOMESTIC MARKET - ISRAEL

      3.1  PRINCIPAL CHARACTERISTICS AND SECONDARY OPERATING SEGMENTS

           For several years, Israel has been experiencing an ongoing recession that is causing persistent price erosion and a decrease in the sales turnover and profitability of all the products sold in Israel. The economic situation has a direct effect on the decrease in the purchasing power of the public and budget cuts, which include cuts in the health budget.

           As in the rest of the world, the Israeli pharmaceuticals market has also been characterized in recent years by a shift to generic drugs for all ethical drugs whose patents have expired.

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3.    THE DOMESTIC MARKET - ISRAEL (cont.)

      3.1  PRINCIPAL CHARACTERISTICS AND SECONDARY OPERATING SEGMENTS (cont.)

           The domestic market is characterized by a strong concentration of customers, including the health funds and supermarket and pharmacy chains. In general, the Company products sold in Israel are mainly branded products. They are also characterized by the fact that they do not require massive, long-term investment in research and development or compliance with stringent manufacturing standards. Most of the investment is in marketing and sales, as described in Par. 3.4 below.

           The operations in Israel can be divided into operating sub-segments:
           One is pharmaceuticals and the other is cosmetics, toiletries and cleaning products.

      3.2  PHARMACEUTICALS INDUSTRY IN ISRAEL

           3.2.1  General

                  Most of the Agis Group's activities in the domestic market are based on the ethical pharmaceuticals market or on the domestic manufacture of ethical drugs under know-how agreements. Only a small part of its activities are in the field of generic drugs.

                  The Company's volume of activity and profitability from the sale of pharmaceuticals in Israel have eroded in recent years, as a result of events that occurred in this market, which have had a negative effect on the Company.

                  The negative events were expressed in the competition in the industry and pressure brought by the Company's large customers to reduce prices and the shift by some to cheaper substitutes as well in the intensifying generic competition for the Company's products, as described previously.

                  Agis Group's domestic sales of pharmaceuticals totaled approx. NIS 316 million in 2004, compared with NIS 325 million in 2003. The proportion of pharmaceuticals marketed in Israel by the Agis Group's of total sales fell from 19% in 2003 to 17% in 2004.

                  Since January 1, 2004, the Company has served as distributor for some of the pharmaceuticals manufactured by the international company, Pfizer, which are imported by its Israeli subsidiary, and the sales turnover includes a distribution commission - not the full sales turnover. Until such date, the Company had served as the importer of those products, as the representative of Pharmacia, which merged with Pfizer, and the sales in 2003 were included in the Company's sales turnover.
                  Excluding the effect of the change in the relationship, as described, the sales turnover of pharmaceuticals in the domestic market during the reported period was slightly higher than the reported turnover in the same period last year.

           3.2.2  Manufacture of pharmaceuticals in Israel

                  The Company's pharmaceuticals plant, located in Yeruham, employs about 250 workers, and spans an area of approx 8,000 square meters. The plant complies with the standards and requirements of the authorized health authorities in Israel (G.M.P. - Good Manufacturing Practice), of the FDA (see 2.2.1 above) and of the European health authorities.

                  Most of the plant's manufacturing is done in two shifts, in a five-day work week.

                  In 2004, only 65% of the plant's potential manufacturing capacity was utilized, while the Company made infrastructure preparations during the year, in order to meet the plant's work plan, including exports to the U.S. and Europe.

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3.    THE DOMESTIC MARKET - ISRAEL (cont.)

      3.2  PHARMACEUTICALS INDUSTRY IN ISRAEL (cont.)

           3.2.2  Manufacture of pharmaceuticals in Israel (cont.)

                  The Company's products are manufactured according to manufacturing processes and know-how that were developed either independently or under the terms of know-how agreements or licenses (including mandatory licenses) that were issued to the Company under the Patents Law.
                  In 2004, sales of pharmaceuticals manufactured by the company in Israel totaled approx. NIS 87 million, similar to 2003.

           3.2.3 Pharmaceuticals and medical diagnostic products imported for the domestic market

                  The Agis Group's import activities are conducted on the basis of exclusive agreements and arrangements with some of the world's leading pharmaceutical, diagnostic and other medical products manufacturers that engage in the development of ethical drugs by making sizable investments in R&D. Some of these manufacturers also participate in a portion of the marketing and sales promotion expenses of the pharmaceuticals they manufacture, and even finance manpower to engage in medical promotion of their products.

                  The Company, through its subsidiaries, serves as agent or importer for about 15 international companies. The Company has had commercial ties with one of the major suppliers, Schering AG, for decades, without a written agreement.
                  With another major supplier, Bayer AG, an agreement was signed in 2001, in effect until December 31, 2004. In 2005, an interim agreement was signed, with the parties intending to sign a full agreement, to be in force until the end of 2006.

                  In early 2004, an agreement was signed with Bayer Diagnostics Europe Ltd., reflecting the relationship that had existed before the agreement was signed. The agreement is for a five-year period commencing November 1, 2003, and renews automatically, unless notice of non-renewal is received twelve months before termination of the agreement period.

                  Likewise, the Company serves as the distributor in the domestic market of pharmaceuticals manufactured by international companies with representatives in the domestic market.

                  In 2004, the sales of imported pharmaceuticals and diagnostic products in Israel totaled NIS 230 million, compared with NIS 239 million in 2003. The decrease in sales turnover stems from the shift of part of the sales activities from imported products of international companies to distribution activity by subsidiaries of those companies in Israel.

      3.3  CONSUMER PRODUCTS INDUSTRY IN ISRAEL

           3.3.1  General

                  The range of products manufactured mainly by subsidiaries encompasses most cosmetics, toiletries, detergents, cleaning products and bar soaps, mainly under the brand names Careline, Neca and Natural Formula.

                  In the consumer products industry, competition for shelf space is fierce, the life cycle of products is short and there is continuous demand for new products. The consumer products industry requires strong advertising support and numerous, diverse sales promotion campaigns.

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3.    DOMESTIC MARKET - ISRAEL (cont.)

      3.3  CONSUMER PRODUCTS INDUSTRY IN ISRAEL (cont.)

           3.3.1  General (cont.)

                  Every year, the Company launch several new series of products, such as series of make-up, toiletries, hair grooming and face care products. These product introductions are accompanied by substantial investments in sales promotion and advertising, in addition to the investments needed to support the older products. In this segment, the Company is exposed to competition from products manufactured in Israel and from imports.

                  Most of the large international consumer products companies operate in Israel (Lever, P&G, L'Oreal, and Henkel), as well as a number of local manufacturers (Sano, Dr. Fisher and Intercosma) and importers (Shastovitz, Alfa, Denshar).

                  In recent years, competition has intensified on the part of supermarket chains that market consumer products under their own private labels. The two peak periods for consumer products are around Passover and the Jewish New Year.

                  On December 31, 2003, the Company signed an agreement with NESH Cosmetics (1992) Ltd. (hereinafter - "NESH"), whereby the operations of NESH merged with Agis' consumer products operations. The Company took action to prepare for the merger during 2003. In 2004, approval for the merger was received from the Anti-Trust Commissioner.

                  In addition to the Careline, Neca and NESH products, the Company manufactures cosmetics and toiletries for unrelated local parties and other parties, which sell their products under their own brand names.

           3.3.2  Manufacturing

                  At Careline's Yeruham facility, which employs some 200 workers, all manufacturing, filling and packaging activities for the Company's products are carried out according to manufacturing processes and formulas, most of which were developed independently by Careline.

                  Most of the manufacturing and packaging is carried out in a single shift of 5 workdays. The Company assesses that in 2004, about 80% of the Careline's manufacturing capacity was utilized in a single shift, compared with 2003, when an average of 75% was utilized in a single shift. Most of the raw materials for manufacturing and packaging are purchased from different suppliers in Israel and abroad. In most cases, The Company is not dependent on a single supplier, and there are alternative sources of supply for the principal raw materials.

                  Careline has a development department that is engaged in developing new products and improving existing ones. Presently, most of the products currently manufactured by Careline are the results of Careline's own development. Research institutes assist Careline in Israel, as do highly reputed International consultants, in developing and testing the efficiency of some of the products. Careline's quality control and quality assurance departments are responsible for conducting regular and initiated testing to assure the manufacturing quality of the company's products.

                  The Company owns 20,000 square meters of land in the Segula industrial zone in Petach Tikva, on which the Neca plant stands. The company closed down the plant and relocated the production of products to alternative production sites, including the Careline plant in Yeruham. Beginning in 2005, the Company began to use the site for storage and distribution of consumer products, while, at the same time, discontinued usage of warehouses that had been leased by the Company at other sites, that it had used until then.

      3.4  MARKETING AND DISTRIBUTION

           As stated in Par. 3.3.1, most of the investment in products sold in Israel is in sales promotion, through distribution of medical information, sales representatives and extensive advertising support through the various media.

           The products manufactured and imported by the Agis Group are marketed by 3 divisions: pharmaceuticals, diagnostics and consumer products. Sales and marketing include departments of medical promotion, telemarketing, sales representatives, stocking personnel and beauty consultants.

           Through this division, the Group markets its products to all the medical institutions in Israel, such as health funds, hospitals, pharmacies and medical laboratories, as well as to pharmacies, supermarkets and cosmetic chains.

           There are also several different departments engaged in the development of the strategy and the management of the Company's marketing in the domestic market.

           The distribution of the products manufactured and/or marketed by the Agis Group in Israel is carried out through a subsidiary, Agis Distribution and Marketing (1989) Ltd. (hereinafter - "Agis Distribution"), and also carried out through an affiliated company, Danagis Ltd., a company owned jointly with Denshar Ltd. The distribution services rendered by Company include storage, shipping, handling of the products in accordance with the directions of the Ministry of Health and the manufacturers, providing for inventory, receiving orders, distributing the products to different customers, and collecting sales proceeds.

      3.5  DEPENDENCY ON CUSTOMERS AND SUPPLIERS

           The Agis Group's largest customer in Israel is Clalit Health Services (hereinafter - "Clalit"). The Agis Group's sales to Clalit in 2004 represented 6.9% of the Group's total sales, similar to 2003. Aside from Clalit, the Company has no single customer in the domestic market which has a share of the Group's sales exceeding 5%.

           In light of the wide range of products marketed in the domestic market, the Company is not dependent on any single product, and it can regulate the manufacturing and marketing of the various products according to demand.

           The raw materials used in manufacturing are purchased from different suppliers overseas. In most cases, the Company has an agreement with an exclusive supplier of raw materials, from which the know-how to manufacture the products was acquired in long-term arrangements.
           The Group acquires different raw materials and pharmaceuticals from two main suppliers. The total purchases from those suppliers in 2004 and 2003 constituted 16.4% and 17.2%, respectively, of the group's total purchases.

4.    RESEARCH AND DEVELOPMENT; CLINICAL TESTING; PATENTS

      4.1  PHARMACEUTICAL R&D

           The R&D goals were specified so as to focus most of the efforts on products that are suitable for the American market, and for the Company's area of expertise. Most of the integrated pharmaceutical efforts currently carried out in the Company's laboratories in Israel and the U.S. are in this area.
           The R&D activities in the pharmaceuticals segment are conducted by a staff of 100 workers, 60 of whom work in Yeruham and the rest in the U.S. During 2004, some of the research that had been conducted by CP in the U.S. was transferred to Israel.

           In the years 2002-2004, the Company received FDA approvals for the marketing of 18 generic drugs in the American market that were developed by the Company and CP (of which 8 were in 2004), and another approval in 2002 for a pharmaceutical with an ethical formulation that it developed, the usage rights to which were transferred to Ortho McNeil Pharmaceutical Inc. (hereinafter - "Ortho").

           As of the publication date of the financial statements, the Company had filed 6 applications with the FDA for approvals of new generic drugs, for which the total of their ethical drugs market is estimated at $270 million.

           The Company is in various stages of development of about 20 pharmaceuticals, some of which will be submitted for FDA approval in 2005 and some in later years.

           In 2004, the investments by the Company and CP in pharmaceutical R&D totaled approx. NIS 101 million compared with NIS 94 million in 2003. In 2004, the participation of various bodies in the pharmaceutical research and development expenses totaled approx. NIS 8 million, compared with NIS 5 million in 2003.

           In December 2004, the Company submitted applications to the Chief Scientist for his participation in pharmaceutical research and development costs for the year 2005. These applications relate to expected investments during 2005, for which the participation of the Chief Scientist can be requested, amounting to NIS 34 million in this segment. Based on the Company's experience in prior years, the Chief Scientist's participation does not cover these expenses in full.

           Another facet of the development of pharmaceuticals is based on maximizing the synergy between the Group's API and pharmaceutical manufacturing activities, for the purpose of marketing them in the international markets, mainly the U.S. (through CP) and Europe (through the Company and its independent sales representatives).

           The Company is working to identify pharmaceuticals for which patents were not registered and for which, to the best of the Company's knowledge, there are currently no generic suppliers for their API. The goal is that the collaboration with Chemagis will include Chemagis' developing API for the purpose of developing them further as pharmaceuticals and for the purpose of their export as API to countries in which they are not protected by patent. At a later stage, after the international patent protection for these pharmaceuticals expires, it will be possible to market them internationally, both as a pharmaceutical manufactured by the Company or CP and as API manufactured by Chemagis.

           In this collaboration between the Company and Chemagis, the Group attempts to maximize the economic benefit from this integrated R&D in two areas - the chemical and the pharmaceutical. This multi-disciplinary activity enables the maximum utilization of all of the scientific know-how generated by the Agis Group.

           As in any development work based on original R&D, it is possible that the development will not lead to a pharmaceutical product. On the other hand, the success of the R&D program currently being conducted by the Company should bear fruit during five or more years, and increase manufacturing and export activities.

      4.2  CLINICAL STUDIES

           The Company and CP are performing clinical studies of generic prescription drugs intended for marketing in the U.S. The Company and CP have increased the number of clinical studies carried out during recent years, in order to submit the generic drugs for FDA approval.

      4.3  PATENTS

           As of the date of this Report, none of the pharmaceuticals resulting from the Company's independent development are protected by patent, except for the formulation as described below. Over the years, the Company and Chemagis have filed several applications in Israel for patent registration of products they have developed, and, at the same time, filed corresponding applications in different countries overseas. These patent registrations are for protection of new formulations of known pharmaceuticals intended to achieve improved medical action and for new and improved chemical manufacturing processes.

           In December 2002, the Company received FDA approval to market a pharmaceutical, whose formulation was developed by the Company, and is protected by a patent.

           Some of the pharmaceuticals imported by the Agis Group and some that are manufactured by the Company under know-how agreements, are protected by patent. All of these patents are registered in the name of the overseas know-how provider or manufacturer.
           Presently, the Patents Law in Israel enables the development of patent-protected pharmaceuticals before expiration of the patent, in order to market and sell them in Israel and internationally upon expiration of the patent.

           This opportunity heightens generic competition in Israel, on one hand, but opens many possibilities for increasing the exports of the Company and Chemagis, in the medium term.

      4.4  RESEARCH AND DEVELOPMENT IN THE CHEMICALS SEGMENT

           Chemagis' current R&D program includes the development of synthesis processes for several pharmaceuticals that are not protected by patent in Israel, and for which the raw materials for their manufacture are not available in the global market.
           Chemagis' R&D activities are carried out by a team of 70 researchers in its laboratories in Tel-Aviv and Ramat Hovav, and by a pilot in the Ramat Hovav plant.

           Chemagis' investments in R&D during 2004 totaled approx. NIS 37 million, of which approx. NIS 5 million was participation by the Chief Scientist, and in 2003, totaled approx. NIS 30 million, of which approx. NIS 7 million was participation by the Chief Scientist. In December 2004, Chemagis submitted applications with the Chief Scientist for his participation in research and development costs of the year 2005. The amount of investments in research and developments in the chemicals field for which Chemagis requested participation, is NIS 25 million. Based on the Company's prior experience, the Chief Scientist's participation does not cover the full amount of the requested investments.


5.    FINANCIAL POSITION

      5.1  BALANCE SHEET

           The Group's total assets as of 31.12.2004 amounted to NIS 1,953 million, compared with NIS 1,907 million as of 31.12.2003.

           Total current assets as of 31.12.2004 amounted to NIS 1,266 million, compared with NIS 1,243 million as of 31.12.2003. Total current assets represent about 65% of the total balance sheet, similar to the percentage of expenses in 2003.

           The cash balances held by the Company as of 31.12.2003 were used for various investments, in accordance with the Company's policy, and to finance the Company's working capital, due to the expansion of its business activities. Also see 5.3 below.

           Investments and long-term receivables totaled NIS 78 million on 31.12.2004, compared with NIS 79 million on 31.12.2003.

           Current liabilities totaled NIS 539 million as of 31.12.2004, compared with NIS 478 million as of 31.12.2003. Among the reasons for the increase in current liabilities is the balance of the liability not yet paid, relating to the obligations toward officers, as discussed in the Main Points of this Report. Likewise, there was an increase in current liabilities related to current maturities of CP's long-term loans, totaling NIS 86 million, due to the expiration of a line of credit from Bank Hapoalim New York on June 20, 2005, and the presentation of this line of credit as a short-term liability. The increase in current liabilities was offset partly by the repayment of a short-term loan in CP, which was replaced by a long-term credit line, as discussed in Par. 5.3 above

           Long-term liabilities as of 31.12.2004 totaled NIS 272 million, compared with NIS 320 million on 31.12.2003. The decrease in long-term liabilities stems mainly from the reclassification of current maturities of a credit line from Bank Hapoalim New York, as discussed previously, and from the change in the deferred tax balance.

           In contrast, long-term liabilities increased as a result of the loan agreement with Bank Leumi New York signed on March 24, 2004, which replaced a short-term loan from that bank that had matured, as discussed in par. 5.3 above.

           As of 31.12.2004, shareholders' equity totaled NIS 1,142 million representing about 58% of the total balance sheet, similar to the percentage on 31.12.2003. The equity is after deduction of the cost of shares in the Company held by the Company and subsidiaries totaling NIS 158 million.

      5.2  INVESTMENTS IN FIXED ASSETS

           The Agis Group invested approx. NIS 109 million in fixed assets during 2004. Of this total, NIS 99 million was improving, streamlining and expanding the manufacturing capacity of the Group's manufacturing plants (namely plants manufacturing products that are marketed to the international market).

           The Company assesses that these substantial investments, focused on the infrastructure that represent its growth engines, will constitute an important stratum in the realization of the business strategy of expanding international operations and improving its profitability through efficient, high-quality production of new products that it develops.

           Depreciation expenses on fixed assets totaled NIS 69 million in 2004.

      5.3  THE GROUP'S FINANCING SOURCES

           5.3.1  General

                  As part of the financial strategy of some degree of leverage in financing the Group's operations, part of the Company's operations are financed through loans (for overseas operations), as well as by loan units mobilized from institutional investors in December 2003, all as described below. In 2004, long-term and short-term loans, including current maturities, averaged approx. NIS 356 million compared with NIS 172 million in 2003. Credit from suppliers in 2004 averaged approx. NIS 247 million compared with NIS 236 million in 2003.

                  Customer debt in 2004 averaged approx. NIS 384 million, compared with NIS 317 million in 2003.

           5.3.2  Financing from financial institutions in Israel

                  On December 3, 2003, the Company received from financial institutions in Israel a loan totaling NIS 180 million. The loan is linked to the increase in the index and bears annual interest of 5.6%, paid semiannually.

                  The loan principal will be repaid in three equal installments, in the month of December in the years between 2007 and 2009. The loan is unsecured. On January 2004, the Company effected an interest rate swap in the amount of 15 million dollars, whereby it exchanged the terms, as described above, for linkage to the dollar plus variable interest at the rate of Libor + 2%. Likewise, the Company executed on February 2004 a hedging transaction against drastic changes in the Libor interest rate in the amount of 7.5 million Dollars, so that if the Libor interest rises above 5%, the Company will receive compensation on the amount exceeding 5%, up to a ceiling of 8%. As part of this transaction, the Company undertook that if the Libor interest rate would fall below 1.25%, it would pay the difference between the Libor interest and 1.25%.

           5.3.3  CP financing

                  On June 20, 2001, CP signed a loan agreement with the New York branch of Bank Hapoalim, to renew a $20 million credit line, in effect until June 20, 2005. The interest rate on the credit line is Libor + 0.65%. The Company guaranteed the repayment of CP's obligations under this agreement. As of the Financial Statement date, CP had drawn $20 million of this credit line. In February 2003, the Company executed an interest rate swap, whereby the interest on $15 million of the abovementioned credit line was changed from variable interest based on the Libor rate to fixed interest of 2.15% per annum, and in total, an interest rate of 2.8%.

                  In March 2004, CP signed a loan agreement with Bank Leumi New York, which replaced a short-term loan that had matured. Under the terms of the agreement, CP was given a line of credit, guaranteed by the Company, for a three-year period, at an amount up to 15 million dollars. As of the date of the financial statements, CP had utilized 10 million dollars of this line of credit. The interest rate on this line of credit is Libor + 1.5%. The Company has guaranteed repayment of CP's liabilities pursuant to this agreement.

           5.3.4  Chemagis Germany Financing

                  In November 2004, Chemagis Germany signed a loan agreement with Citibank Tel-Aviv, which replaced the short-term loan received one year earlier from Citibank Frankfurt, which had matured. Under the terms of the agreement, Chemagis Germany received a line of credit for a period of one year in the amount of 7 million euro. The line of credit bears interest at the rate of Eurobor + 1.35%. The Company has guaranteed repayment of the liabilities of Chemagis Germany pursuant to this agreement.

      5.4  SHARE CAPITAL

           5.4.1  Dividend Payment

                  On February 4, 2004, the Company paid a NIS 2 per share dividend that had been declared on January 5, 2004, totaling approx. NIS 55 million. Subsequent to the balance sheet date, the Company declared an additional dividend of NIS 2 per share, for a total of NIS 55 million. The dividend will be paid on March 31, 2005.

           5.4.2  Company shares held by the Company and subsidiaries

                  As of the publication date of the financial statements, the Company and subsidiaries hold 12.6% of the Company's share capital.

      5.5  CLAIMS AGAINST THE COMPANY

           5.5.1  Claim against CP

                  In November 1997 and January 1998 claims totaling 55 million dollars were lodged against CP for damages allegedly caused as a result of the emission of a minimal amount of material from the CP laboratory. In several hearings held to date in various levels of courts in the U.S., the last of which was in New York State Supreme Court in November 1999, most of the claims were dismissed. There are other claims for physical injury, which CP has already answered, and it intends to vigorously defend against them. CP also filed claims against several insurance companies in connection with the above claim.

           5.5.1  Claim against CP (cont.)

                  The uncertainty as to the legal outcome is characteristic of claims of this type. Therefore, the Company is unable to estimate the ultimate outcome of the litigation. However, legal counsel for CP has opined that the monetary claims asserted in the Complaint are not supported by facts that justify them, and that the maximum amount that CP could be required to pay, if any, is not material to the Company. Therefore, the company did not record any provision in its financial statements in respect of this claim.

           5.5.2  Business license in Ramat Hovav

                  In May 2004, the Ministry of the Environment sent to Chemagis additional conditions for the business license for its plant in Ramat Hovav. Professionals in the company are of the opinion that these are stringent conditions, and it is not possible, under the present circumstances, to estimate the extent of the actual fulfillment of the conditions and the costs involved.

                  Chemagis, together with other companies that received similar demands, filed an administrative appeal to revoke the conditions because of their unreasonableness. Subsequent to the balance sheet date, the parties agreed to try to resolve the dispute between them through arbitration.

6.    RESULTS OF OPERATIONS IN THE PERIOD YEAR 2004

      6.1  CONDENSED ANNUAL STATEMENT OF OPERATIONS FOR THE YEARS 2004 AND 2003

                                                     2004             2003               2004*             2003*
                                                 ------------     ------------       ------------      ------------
Sales                                               1,821,241        1,691,554          1,821,241         1,647,144
Cost of sales and processing                        1,107,373        1,053,749          1,107,373         1,050,203
                                                 ------------     ------------       ------------      ------------

Gross profit                                          713,868          637,805            713,868           596,941
                                                 ------------     ------------       ------------      ------------

Research and development expenses                     126,144          112,558            126,144           112,558
Selling expenses                                      281,423          245,659            281,423           245,659
General and administrative expenses                   103,963           94,617            103,963            92,989
                                                 ------------     ------------       ------------      ------------
                                                      511,530          452,834            511,530           451,206
                                                 ------------     ------------       ------------      ------------

Income from operations before financing               202,338          184,971            202,338           145,735
Financing expense (income), net                         9,359           (6,047)             9,359            (7,514)
                                                 ------------     ------------       ------------      ------------

Income after financing                                192,979          191,018            192,979           153,249
Other expenses                                         84,612           23,890                 56               156
                                                 ------------     ------------       ------------      ------------

Income before taxes on income                         108,367          167,128            192,923           153,093
Tax savings                                            19,208           31,485             34,416            28,032
                                                 ------------     ------------       ------------      ------------

Income from operation after taxes on income            89,159          135,643            158,507           125,061
Share in profits of investee companies - net            1,277            1,273              1,277             1,273
                                                 ------------     ------------       ------------      ------------

Net income for the reported period                     90,436          136,916            159,784           126,334
                                                 ============     ============       ============      ============

Net income per NIS 1 of par value of shares
in adjusted NIS                                          3.30             4.99               5.83              4.61
                                                 ============     ============       ============      ============

* Net of non-recurring events. Within the framework of these events, the following expenses were included:

         During 2004:

         a. A total of NIS 70 million in expenses related to agreements with offices who waived their rights to exercise options that they had held, as well as expenses related to various obligations toward senior officers who stopped serving in such capacity.

         b. A total of NIS 7 million related to negotiation on the merger proposal received from Ivax Corporation, which did not lead to an agreement.

         c. A total of an additional NIS 7 million, expenses related to the merger with Perrigo.

         During 2003:

         a. The one-time of the granting of exclusive rights to Ortho, totaled NIS 44 million.

         b. Expenses and income that were charged mainly to the item "other" that are not expected to recur in the coming years, such as the payment of severance pay to senior employees and employees of the Neca plant, write-off of unusable assets of the Neca plant, due its being closed, decline in value of the investment in Meditor, as well as revenues, net, originating from the State of New York's participation in the previous years' expenses of CP for salaries, training and various investments.

6.       RESULTS OF OPERATIONS FOR 2004 (cont)


         6.2 SALES

         Below is a breakdown of the Agis Group's sales in the years 2004 and 2003, broken down according to the Group's main operating segments and as a percentage of the Agis Group's total sales:

                                                        2004                            2003
                                             --------------------------       -------------------------       RATE OF
                                                 NIS                             NIS                          INCREASE
                                                 IN            AS % OF           IN           AS % OF        (DECREASE)
                                              THOUSANDS        TOTAL           THOUSANDS       TOTAL            IN %
                                             ----------      ----------       ----------     ----------      ----------
SALES TO THE INTERNATIONAL MARKET

Manufacture and marketing of API                432,822                          422,013
Less inter-company sales                        (73,764)                        (106,148)
                                             ----------                       ----------
Manufacture and marketing of API
to external customers                           359,058            19.7%         315,865           18.7%           13.7%
Manufacture and marketing of
pharmaceuticals                                 719,166            39.5%         505,796           29.9%           42.2%
Sale agreement with Dermik                      114,999             6.3%         191,413           11.4%          (40.0%)
Granting of manufacturing license                24,299             1.3%          18,427            1.0%           31.9%
Manufacture and marketing of consumer
products                                         11,858             0.7%           7,382            0.4%           60.6%
                                             ----------      ----------       ----------     ----------      ----------

TOTAL SALES TO THE INTERNATIONAL MARKET
NET OF NON-RECURRING REVENUES                 1,229,380            67.5%       1,038,883           61.4%           18.3%

Non-recurring revenues from the granting
of a manufacturing license                           --              --           44,410            2.7%         (100.0%)
                                             ----------      ----------       ----------     ----------      ----------
TOTAL SALES TO THE INTERNATIONAL MARKET       1,229,380            67.5%       1,083,293           64.1%           13.5%
                                             ----------      ----------       ----------     ----------      ----------

SALES TO THE DOMESTIC MARKET

Manufacture and marketing of
pharmaceuticals                                  86,619             4.8%          86,575            5.1%            0.1%
Import and marketing of pharmaceuticals,
diagnostics and various medical products        229,807            12.6%         239,227           14.1%           (3.9%)
Manufacture and marketing of consumer
products                                        275,435            15.1%         282,459           16.7%           (2.5%)
                                             ----------      ----------       ----------     ----------      ----------
TOTAL SALES TO THE DOMESTIC MARKET              591,861            32.5%         608,261           35.9%           (2.7%)
                                             ----------      ----------       ----------     ----------      ----------
TOTAL SALES                                   1,821,241           100.0%       1,691,554          100.0%            7.7%
                                             ==========      ==========       ==========     ==========      ==========



         SALES TURNOVER in 2004 totaled NIS 1,821,241 thousand, compared with NIS 1,691,554 thousand in the same period last year, and NIS 1,647,144 thousand after neutralizing non-recurring revenues generated by the Company in the same period last year, relating to the granting of a manufacturing license to Ortho, representing an increase of 10.6%.

         SALES TURNOVER TO THE INTERNATIONAL MARKET in 2004 totaled NIS 1,229,380 thousand, compared with NIS 1,083,293 thousand in the same period last year, and after neutralizing non-recurring events, as aforesaid, compared with NIS 1,038,883 thousand, representing an increase of 18.3%. Sales turnover to the international market grew despite the decrease in sales stemming from the sales agreement with Dermik. The sales growth was posted in all the other elements of the Company's international activities, namely sales to the U.S, of new pharmaceuticals developed by the Company and by CP. Sales of API products posted growth both in the products manufactured in Israel and those manufactured by the Company's plant in Germany.

6.       RESULTS OF OPERATIONS FOR 2004 (cont)


      6.2  SALES (cont.)

           SALES TURNOVER TO THE DOMESTIC MARKET in 2004 totaled NIS 591,861 thousand, compared with NIS 608,261 thousand in the same period last year. The decrease in sales turnover in the domestic market stems from the sales of imported pharmaceuticals and of consumer products which, in the first half of 2003, also included the sales of Penina Rosenblum Ltd., and beginning July 1, 2003, include only a distribution commission, because of the change in the undertaking with this customer. Since January 1, 2004, the Company has served as distributor for some of the pharmaceuticals manufactured by the international company, Pfizer, which are imported by its Israeli subsidiary, and the sales turnover includes a distribution commission
           - not the full sales turnover. Until such date, the Company had served as the importer of those products, as the representative of Pharmacia, which merged with Pfizer, and the sales in 2003 were included in the Company's sales turnover. Excluding the effect of the change in the relationship, as described, the sales turnover of pharmaceuticals and consumer products in the domestic market during the reported period was slightly higher than the reported turnover in the same period last year.

      6.3  EARNINGS AND PROFITABILITY

           GROSS PROFIT in 2004 totaled NIS 713,868 thousand, representing 39.2% of sales, compared with NIS 637,805 thousand, which, after neutralizing non-recurring events, totaled NIS 596,941, representing 36.2% of sales. Gross profit increased in comparison with the same period last year, because of the significant growth in international activity. The increase in gross margin stems from the change in the Company's sales mix, due mainly to the relative increase in the sales of products with higher profit margins.

           R&D EXPENSES in 2004 totaled NIS 126,144 thousand, compared with NIS 112,558 thousand in 2003 and constituting growth of 12%. The Chief Scientist's and others participation in the Group's research and development expenses in the reported period totaled NIS 12,302 thousand, compared with NIS 11,952 thousand in the same period last year.

           SELLING EXPENSES in 2004 totaled NIS 281,423 thousand, compared with NIS 245,659 thousand in the same period last year. Selling expenses as a percentage of sales turnover amounted to 15.5%, compared with 14.9% in the same period last year, after neutralizing non-recurring events.
           The reasons for the increase in selling expenses include marketing efforts for consumer products OTC drugs in Israel and increased distribution and selling expenses of new pharmaceuticals developed by the Company in the U.S. and API products.

           GENERAL AND ADMINISTRATIVE EXPENSES totaled NIS 103,963 thousand in 2004, accounting for 5.7% of turnover, similar to the rates posted in the same period last year. After neutralizing non-recurring expenses, general and administrative expenses totaled NIS 92,989 thousand, and in total, amounted to NIS 94,617 thousand.

           INCOME FROM OPERATIONS BEFORE FINANCING in 2004 totaled NIS 202,338 thousand, compared with NIS 184,971 thousand in 2003 and after deducting the effect of non-recurring items NIS 145,735 thousand, and representing an increase of about 39% compared with the same period last year. The increase in operating income stems from the improvement in gross profit, which was attributable to the Company's international activities.

           NET FINANCING EXPENSES totaled NIS 9,359 thousand in 2004, compared with financing income of NIS 7,514 thousand after deducting the effect of non-recurring items in 2003.

           OTHER EXPENSES in 2004 totaled NIS 84,612 thousand, most of which is attributable to non-recurring items, as described in Par. 6.1 above.

      6.3  EARNINGS AND PROFITABILITY (cont.)

           INCOME BEFORE TAXES ON INCOME AFTER NEUTRALIZING NON-RECURRING EVENTS totaled NIS 192,923 in 2004, compared with NIS 153,093 thousand in the same period last year, representing an increase of 26%. After the effect of non-recurring events, the Company posted income before taxes of NIS 108,367 thousand, compared with NIS 167,128 thousand in the same period last year.

           INCOME TAX EXPENSES AFTER NEUTRALIZING NON-RECURRING EVENTS totaled NIS 34,416 thousand in 2004, representing 17.8% of income before taxes, compared with NIS 28,032, thousand in the same period last year, representing 18.3% of income before taxes.

           NET INCOME AFTER NEUTRALIZING NON-RECURRING EVENTS amounted to NIS 159,784 thousand in 2004, compared with NIS 126,334 thousand in the same period last year, an increase of 26.5%. After the effect of non-recurring events, the Company posted income in 2004 of NIS 90,436 thousand, compared with NIS 136,916 thousand in 2003.

           EARNINGS PER SHARE AFTER NEUTRALIZING NON-RECURRING EVENTS amounted to NIS 5.83 per share in 2004, compared with NIS 4.61 per share in 2003, representing an increase of 26.5%. After the effect of non-recurring events, earnings per share amounted to NIS 3.30 compared with NIS 4.99 in 2003.

      6.4  CONDENSED CONSOLIDATED QUARTERLY STATEMENTS OF OPERATIONS

                                                                                                                     FOR THE YEAR
                                                              FOR THE PERIOD OF THREE MONTHS ENDED                      ENDED
                                              -----------------------------------------------------------------      ------------
                                                MARCH 31,         JUNE 30,       SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,
                                                  2004              2004            2004              2004               2004
                                              ------------      ------------     ------------      ------------      ------------
                                                                         UNAUDITED                                      AUDITED
                                              -----------------------------------------------------------------      ------------
Sales                                              451,362           450,676          471,368           447,835         1,821,241
Cost of sales and processing                     * 279,730           274,898          284,442           268,303         1,107,373
                                              ------------      ------------     ------------      ------------      ------------
Gross profit                                       171,632           175,778          186,926           179,532           713,868
                                              ------------      ------------     ------------      ------------      ------------
Research and development expenses                 * 33,909            33,196           30,856            28,183           126,144
Selling expenses                                  * 63,896            69,182           77,667            70,678           281,423
General and administrative expenses               * 24,448            25,535           24,306            29,674           103,963
                                              ------------      ------------     ------------      ------------      ------------
                                                   122,253           127,913          132,829           128,535           511,530
                                              ------------      ------------     ------------      ------------      ------------
Income from operation before financing              49,379            47,865           54,097            50,997           202,338
Financing expenses, net                              1,147             2,968            3,116             2,128             9,359
                                              ------------      ------------     ------------      ------------      ------------
Income after financing                              48,232            44,897           50,981            48,869           192,979
Other expenses ( income)                            76,412               109             (443)            8,534            84,612
                                              ------------      ------------     ------------      ------------      ------------
Income (loss) before taxes on income               (28,180)           44,788           51,424            40,335           108,367
Taxes on income (tax saving)                        (2,978)            3,894           10,511             7,781            19,208
                                              ------------      ------------     ------------      ------------      ------------
Income (loss) from operation after taxes
on income                                          (25,202)           40,894           40,913            32,554            89,159
Share in profits (losses) of investee
companies - net                                        631               415              295               (64)            1,277
                                              ------------      ------------     ------------      ------------      ------------
Net income (loss) for the reported period          (24,571)           41,309           41,208            32,490            90,436
                                              ============      ============     ============      ============      ============
Net income per NIS 1 of par value of
shares in adjusted NIS                                (0.9)              1.5              1.5               1.2               3.3
                                              ============      ============     ============      ============      ============

           * Reclassified

           Net income on a quarterly basis as described above, were influenced by non-recurring events that occurred during 2004.

           The substance of the non-recurring events was described previously in this report, at length.

           In par. 6.5 described the result of operation without the effect of non recurring items.

      6.5 CONDENSED CONSOLIDATED QUARTERLY STATEMENTS OF OPERATIONS AFTER DEDUCTING NON-RECURRING ITEMS

                                                          FOR THE PERIOD OF THREE MONTHS ENDED                  FOR THE YEAR
                                           ----------------------------------------------------------------         ENDED
                                             MARCH 31,       JUNE 30,        SEPTEMBER 30,     DECEMBER 31,      DECEMBER 31,
                                               2004             2004             2004              2004              2004
                                           ------------     ------------     ------------      ------------      ------------
                                                                       UNAUDITED                                   UNAUDITED
                                           ----------------------------------------------------------------      ------------
Sales                                           451,362          450,676          471,368           447,835         1,821,241
Cost of sales and processing                  * 279,730          274,898          284,442           268,303         1,107,373
                                           ------------     ------------     ------------      ------------      ------------
Gross profit                                    171,632          175,778          186,926           179,532           713,868
                                           ------------     ------------     ------------      ------------      ------------

Research and development expenses              * 33,909           33,196           30,856            28,183           126,144
Selling expenses                               * 63,896           69,182           77,667            70,678           281,423
General and administrative expenses            * 24,448           25,535           24,306            29,674           103,963
                                           ------------     ------------     ------------      ------------      ------------
                                                122,253          127,913          132,829           128,535           511,530

Income from operation before financing           49,379           47,865           54,097            50,997           202,338
Financing expenses, net                           1,147            2,968            3,116             2,128             9,359
                                           ------------     ------------     ------------      ------------      ------------
Income after financing                           48,232           44,897           50,981            48,869           192,979
Other expenses (income)                             561              109             (443)             (171)               56
                                           ------------     ------------     ------------      ------------      ------------
Income before taxes on income                    47,671           44,788           51,424            49,040           192,923
Taxes on income                                   9,623            3,894           10,511            10,388            34,416
                                           ------------     ------------     ------------      ------------      ------------
Income from operation after taxes on
income                                           38,048           40,894           40,913            38,652           158,507
Share in profits (losses) of investee
companies - net                                     631              415              295               (64)            1,277
                                           ------------     ------------     ------------      ------------      ------------
Net income for the reported period               38,679           41,309           41,208            38,588           159,784
                                           ------------     ------------     ------------      ------------      ------------
Net income per NIS 1 of par value of
shares in adjusted NIS                              1.4              1.5              1.5               1.4               5.8
                                           ============     ============     ============      ============      ============


     * Reclassified

     BELOW IS A SUMMARY OF THE SIGNIFICANT EVENTS THAT OCCURRED DURING THE QUARTERS, WHICH, IN THE COMPANY'S OPINION, INFLUENCED THEIR RESULTS:-

     - The results of operations in every quarter were influenced mainly by the sales turnover and gross margin in the period. Sales turnover in each quarter was affected mainly by the Company's international operations during that period, for API products and for pharmaceuticals in the international market.

     - Gross profit and its margin were influenced between the quarters by the internal mix of sales in the segments with different profitability margins that change over time - namely sales to the international market vs. sales to the domestic market, well as the sales volume of new generic drugs developed by the Company, that were approved for marketing by the FDA.

     - Among the other elements that influenced profitability during the various quarters are:

          a. Variation between the quarters in the amount of research and development expenses, which are recorded when incurred.

          b. Marketing and sales promotion efforts, as well as sales commissions and royalties, deriving from various events that occur during the year, and according to which, the level of expenses varies over the different quarters.

          c. Distribution and selling expenses in international activities as a variable of the marketing and sales efforts, namely of new generic drugs and API

          d. Effect of the financing item in the various quarters of the report period, in accordance with the changes in the various parameters that influenced the Company's financial activities, such as interest rates, inter-currency exchange rates, the capital market, consumer price index, etc., alongside theusage of credit, based on various needs.

7.    RESULTS OF OPERATIONS IN THE PERIOD OCTOBER-DECEMBER 2004

     7.1 BELOW ARE CONDENSED STATEMENTS OF OPERATIONS FOR THE FOURTH QUARTER OF 2004 AND 2003:

                                                              FOR THE PERIOD OF THREE MONTHS ENDED DECEMBER 31,
                                                   ------------------------------------------------------------------
                                                       2004               2003             2004 *           2003 *
                                                   ------------      ------------      ------------      ------------
                                                                                 UNAUDITED
                                                   ------------------------------------------------------------------
Sales                                                   447,835           444,732           447,835           444,732
Cost of sales and processing                            268,303           269,693           268,303           269,693
                                                   ------------      ------------      ------------      ------------

Gross profit                                            179,532           175,039           179,532           175,039
                                                   ------------      ------------      ------------      ------------
Research and development expenses                        28,183            31,152            28,183            31,152
Selling expenses                                         70,678            75,467            70,678            75,467
General and administrative expenses                      29,674            26,783            29,674            26,783
                                                   ------------      ------------      ------------      ------------
                                                        128,535           133,402           128,535           133,402
                                                   ------------      ------------      ------------      ------------

Income from operations before financing                  50,997            41,637            50,997            41,637
Financing expenses (income), net                          2,128            (2,018)            2,128            (2,018)
                                                   ------------      ------------      ------------      ------------
Income after financing                                   48,869            43,655            48,869            43,655
Other expenses (income)                                   8,534            11,504              (171)               98
                                                   ------------      ------------      ------------      ------------
Income before taxes on income                            40,335            32,151            49,040            43,557
Taxes on income                                           7,781             2,222            10,388             5,800
                                                   ------------      ------------      ------------      ------------
Income from operation after taxes on income              32,554            29,929            38,652            37,757
Share in profits (losses) of investee
companies - net                                             (64)              275               (64)              275
                                                   ------------      ------------      ------------      ------------
Net income for the reported period                       32,490            30,204            38,588            38,032
                                                   ============      ============      ============      ============

Net income per NIS 1 of par value of shares in
adjusted NIS                                               1.19              1.10              1.41              1.39
                                                   ============      ============      ============      ============


     * After deducting non-recurring events.

7.    RESULTS OF OPERATIONS IN THE PERIOD OCTOBER-DECEMBER 2004 (cont.)

      7.2  SALES

           Below are details of the Agis Group's sales in the fourth quarters of 2004 and 2003, broken down according to the Group's main areas of activity, and as a percentage of the Agis Group's total sales:

                                                                FOR THE PERIOD OF THREE MONTHS ENDED DECEMBER 31,
                                               -------------------------------------------------------------------------------
                                                           2004                              2003                   RATE OF
                                               ----------------------------      ----------------------------       INCREASE
                                                 NIS IN          AS % OF           NIS IN          AS % OF         (DECREASE)
                                                THOUSANDS         TOTAL           THOUSANDS         TOTAL              IN%
                                               ------------    ------------      ------------    ------------     ------------
SALES TO THE INTERNATIONAL MARKET

Manufacture and marketing of API                     61,982                            88,084
Less inter company sales                             10,939                           (26,317)
                                               ------------                      ------------
Manufacture and marketing of API
   to external costumers                             72,921            16.3%           61,767            13.9%            18.1%
Manufacture and marketing of
   pharmaceuticals                                  203,080            45.4%          179,657            40.4%            13.0%
Sale agreement with Dermik                           24,652             5.5%           51,920            11.7%           (52.5%)
Manufacture and marketing of consumer
   products                                           2,014             0.5%            2,253             0.5%           (10.6%)
                                               ------------    ------------      ------------    ------------     ------------

TOTAL SALES TO THE INTERNATIONAL MARKET             302,667            67.7%          295,597            66.5%             2.4%
                                               ------------    ------------      ------------    ------------     ------------

SALES TO THE DOMESTIC MARKET

Manufacture and marketing of
   pharmaceuticals                                   20,178             4.5%           19,806             4.4%             1.9%
Import and marketing of pharmaceuticals,
   diagnostics and various medical products          55,070            12.3%           57,880            13.0%            (4.9%)
Manufacture and marketing of consumer
   products                                          69,920            15.5%           71,449            16.1%            (2.1%)
                                               ------------    ------------      ------------    ------------     ------------

TOTAL SALES TO THE DOMESTIC MARKET                  145,168            32.3%          149,135            33.5%             2.7%
                                               ------------    ------------      ------------    ------------     ------------

                                               ------------    ------------      ------------    ------------     ------------
TOTAL SALES                                         447,835           100.0%          444,732           100.0%             0.7%
                                               ============    ============      ============    ============     ============

           SALES TURNOVER in the fourth quarter of 2004 totaled NIS 447,835 thousand, compared with NIS 444,732 thousand in the corresponding period last year, representing growth of 0.7%.

           SALES TURNOVER IN THE INTERNATIONAL MARKET in the last quarter of 2004 totaled NIS 302,667 thousand, compared with NIS 295,597 thousand in the same period last year, representing growth of 2.4%. The increase, originating in sales of new pharmaceuticals developed by the Company and API products, was offset in part by the decrease in sales stemming from the sales agreement with Dermik and by the especially strong sales of pharmaceuticals exported to Europe recorded in the same period last year.

           SALES TURNOVER IN THE DOMESTIC MARKET totaled NIS 145,168 thousand in the fourth quarter of 2004, compared with NIS 149,135 thousand in the corresponding period last year. The decrease in turnover is due mainly to the decrease in sales of imported pharmaceuticals because of the shift of some of its sales from imported products of international pharmaceutical manufacturer to providing distribution services to the Israeli subsidiary of that manufacturer, and a decrease in the turnover of consumer products in Israel.

7.    RESULTS OF OPERATIONS IN THE PERIOD OCTOBER-DECEMBER 2004 (cont.)

      7.3   EARNINGS AND PROFITABILITY

           GROSS PROFIT in the fourth quarter of the year amounted to NIS 179,532 thousand, compared with NIS 175,039 thousand in the corresponding period last year representing growth of 2.6%. The gross margin in the fourth quarter of the year was 40% compared with 39.4% in the corresponding period last year.

           R&D EXPENSES in the fourth quarter totaled NIS 28,183 thousand, compared with NIS 31,152 thousand in the corresponding period last year.

           SELLING EXPENSES in the fourth quarter of the year totaled NIS 70,678 thousand, compared with NIS 75,467 thousand in the corresponding period last year. Selling expenses comprised 15.8% of sales turnover in the fourth quarter of the year, compared with 17% in the corresponding period last year. The decrease in selling expenses stems from the decrease in sales commissions for the share in profits of an agent in Europe, in view of the increased exports to Europe during the same period last year and the resultant amount of commissions. This decrease was offset in part by the increase in the distribution and selling expenses of CP, because of the growth in the sales turnover of new pharmaceuticals developed by the Company.

           GENERAL AND ADMINISTRATIVE EXPENSES in the fourth quarter of the year totaled NIS 29,674 thousand, compared with NIS 26,786 thousand in the same period last year. General and administrative expenses in the fourth quarter of the year accounted for 6.6% of sales turnover, compared with 6% in the same period last year.

           OPERATING INCOME BEFORE FINANCING in the fourth quarter of the year totaled NIS 50,997 thousand, compared with NIS 41,637 thousand in the same period last year, representing an increase of 22.5%.

           FINANCING EXPENSES in the fourth quarter of the year totaled NIS 2,128 thousand, compared with financing income of NIS 2,018 thousand in the corresponding period last year.

           OTHER EXPENSES in the fourth quarter of 2004 totaled NIS 8,534 thousand, comprised mostly of non-recurring expenses incurred by the Company in connection with the merger with Perrigo. Also see 6.1 below.

           INCOME BEFORE TAXES ON INCOME in the fourth quarter of 2004 totaled NIS 40,335 thousand and after deducting the effect of non-recurring expenses, income before taxes amounted to NIS 49,040 thousand, compared with NIS 43,557 thousand after deducting the effect of non-recurring items in the corresponding period last year, an increase of 12.6%.

           TAXES ON INCOME in the fourth quarter of the year totaled NIS 7,781 thousand, and after deducting the effect of non-recurring items, tax expenses totaled NIS 10,388 thousand, compared with NIS 5,800 thousand after deducting the effect of non-recurring items in the corresponding period last year. Taxes on income as a percentage of income after deducting the effect of non-recurring items is 21.2%.

           NET INCOME in the fourth quarter of 2004 amounted to NIS 32,490 thousand, and after deducting the effect of non-recurring expenses, amounted to NIS 38,588 thousand, compared with net income of NIS 38,032 thousand after deducting the effect of non-recurring items in the corresponding period last year.

           EARNINGS PER SHARE in the reported period was NIS 1.19 per share, and after deducting the effect of non-recurring items was NIS 1.41 per share, compared with NIS 1.39 per share in the same period last year.

8.    LIQUIDITY - CASH FLOWS

      As of December 31, 2004, the Agis Group has cash and cash equivalents balances of NIS 160,609 thousand, compared with NIS 305,533 thousand as of December 31, 2003.

      Below are the key developments in cash flows during 2004:

      Net cash flows provided by operating activities totaled NIS 78,286 thousand, stemming from the Group's profitability, and is after the payment of part of the expenses originating in non-recurring events, totaling approx. NIS 63,150 thousand. Cash from operating activities was used in part to finance working capital, because of the increase in trade accounts receivable and inventory, mainly as relates to the Company's international activities.

      Net cash used in investment activities amounted to NIS 183,461 thousand, used mainly for investments in fixed assets, as discussed in Par. 5.2 above, and the purchase of marketable securities, in accordance with the investment policy described below in Par. 9.

      Net cash used in financing activities amounted to NIS 44,001 thousand, was used mainly to pay a dividend, as discussed in Par. 5.5.1 above, after deducting the net increase in the utilization of the lines of bank credit.


9.    EXPOSURE TO MARKET RISKS AND THEIR MANAGEMENT

      9.1  RESPONSIBILITY FOR MANAGEMENT OF RISKS

           The person in the Company responsible for market risks is Mr. Dov Feldman, Finance Vice President.

      9.2  MARKET RISKS TO WHICH THE COMPANY IS EXPOSED

           9.2.1  Currency risks

                  1. In the Company's sales in the domestic market, the Company is exposed to changes in the exchange rate of the shekel against the currencies of its suppliers, mainly the Euro, and to a lesser degree against the U.S. dollar;

                  2. In the Company's export sales, there is a process of exposure that is the reverse of the process described in Par. 1 above, which acts to diminish the exposure described therein;

                  3. In the sales of the subsidiaries operating outside of Israel, there is no currency exposure (including the effect of the change in exchange rates on foreign currency loans that they borrowed), because all of their activities take place in their functional currency, as they are autonomous units.

           9.2.2  Interest risks

                  The Company is exposed to changes in the different interest rates, as follows:

                  1. Changes in the shekel interest rate - effect on the yields on the Company's free monies invested in various shekel investment alternatives.

           9.2.2  Interest risks (cont.)

                  2.   Effect of the changes in the Libor dollar interest rate:

                       a.   On monies invested in certain dollar investments.

                       b. CP's dollar loans that bear variable interest at the rate of Libor plus a margin (see Par. 5.3.3 above).

                       c. In 2004 the Company replaced part of the loans bearing index-linked interest with loans from financial institutions to variable dollar Libor interest (see Par. 5.3.2 above).

                  3. Effect of the changes in the Eurobor interest rates on the loan of Chemagis Germany (see Par. 5.3.4 above).

           9.2.3  Consumer Price Index ("Index") risks

                  The Group is exposed to changes in the index, due to their effect on the net monetary shekel assets exceeding its monetary shekel liabilities, and due to the effect of the loan that the Company took out from financial institutions in December 2003 (see Par. 5.3.2 above).

           9.2.4  Prices of securities in Israel and overseas

                  Some of the Company's monetary balances are invested in debentures and marketable securities in Israel and overseas, which are managed by leading Israeli and international financial bodies, in accordance with a conservative investment policy.

      9.3  COMPANY'S MARKET RISK MANAGEMENT POLICY

           9.3.1  Currency risks

                  1. It is the Company's policy to hedge the accounting exposure to currency risks subject to certain variables, such as the ratio of total transactions to total exposure and changing market conditions.

                       The Company's policy with regard to economic exposure is to hedge in part, based on its estimates and expectations for the parameters that affect the risk. No quantitative limit was prescribed for this policy, for the reason that hedging volume depends on subjective estimates about the market trends.

                  2. All such transactions are executed for hedging purposes, to hedge against exposure to currency risks, even though they are not recognized as such for accounting purposes.

                  3. The Company performs internal hedging between the Group's different activities, and, accordingly, uses the surplus current assets in foreign currency from one activity to hedge the surplus liabilities in foreign currency in another activity. All activities described below refer to net balances.

                  4. The Company monitors, on a daily basis, changes in the exchange rates of different currencies as well as the developments that could impact them.

                  5. The Company makes weekly assessments of its overall exposure to changes in the various exchange rates.

                  6. The Company receives ongoing advice from professional consultants and reevaluates its policy from time to time, with the assistance of outside consultants.

                  7. The Company executes hedging transactions against currency risks, using several instruments including forwards and options that are traded through banking institutions in Israel. The financial results of these transactions are included in the Company's financial statements, and they are charged to the financial item in the statement of income.

           9.3.2  Interest and index risks

                  It is not the Company's practice to execute regular hedging transactions against this exposure except for specific interest rate swaps, as described previously. However, it is the Company's practice to invest part of its monetary balances in accordance with its periodic assessments of expectations as to interest rates and the index.

           9.3.3  Securities

                  The Company regularly monitors developments in this area, and performs a monthly evaluation of the performance of the investment houses that manage its investment portfolios. Likewise, regular discussions and consultations are held with professionals who are leaders in their fields, in Israel and internationally.

      9.4  MEANS OF MONITORING AND IMPLEMENTING THE POLICIES

           9.4.1 The Company regularly monitors the changes in exchange rates, interest and the index, the exposure to currency risks, and changes in the securities market.

           9.4.2 From time to time, and based on developments, discussions are held by the executive committee of the Company's Board of Directors on exposure to market risks and the Company's preparations to diminish them.

           9.4.3 From time to time, discussions are held with the Company's directors who have experience and know-how in these fields, with respect to the proper and best way to manage the risks and investments in a manner that will comply with the Company's policies.

      9.5  INFORMATION ON LINKAGE BASIS - AS OF DECEMBER 31, 2004

                                                                                                   AUTONOMOUS
                                                     TOTAL                                         OPERATING
                                                    FOREIGN                                         UNITS &
                                                    CURRENCY         INDEX                         NON-MONETARY       TOTAL
BALANCE SHEET ITEM                                 LINKED (*)        LINKED          UNLINKED         ITEMS       BALANCE SHEET
----------------------------------------------    ------------    ------------     ------------    ------------   -------------
Cash and cash equivalents                               87,168              --           47,232          26,209         160,609
Short term investment                                   59,640          24,174           14,319              --          98,133
Trade receivables                                       76,907              --          203,309         100,502         380,718
Receivables and debit balances                           9,770           4,627           18,272         102,292         134,961
Inventories                                                 --              --               --         492,014         492,014
Long-term deferred income taxes                             --              --               --           3,084           3,084
Investee companies                                          --              --               --          27,892          27,892
Other investments and long-term loans, net                  --          30,790               --          15,841          46,631
Fixed assets - net book value                               --              --               --         522,416         522,416
Other assets and deferred expenses, net                     --              --               --          86,899          86,899
                                                  ------------    ------------     ------------    ------------    ------------
TOTAL ASSETS                                           233,485          59,591          283,132       1,377,149       1,953,357
                                                  ============    ============     ============    ============    ============

Short-term bank credit                                      --              --               --          41,288          41,288
Current maturities of long-term liabilities                 --              --               --          89,018          89,018
Foreign suppliers                                       77,908              --               --          30,231         108,139
Domestic suppliers                                          --              --          122,443              --         122,443
Payables and credit balances                            23,021          21,638           94,100          39,680         178,439
Long term loans and other liabilities, net               1,842         181,263               --          57,217         240,322
Liabilities for employee termination benefits,              --              --           14,518           3,937          18,455
net
Deferred income  taxes                                      --              --               --          13,218          13,218
                                                  ------------    ------------     ------------    ------------    ------------
TOTAL LIABILITIES                                      102,771         202,901          231,061         274,589         811,322
                                                  ============    ============     ============    ============    ============

                                                  ------------    ------------     ------------    ------------    ------------
BALANCE OF EXPOSURE OF ASSETS (LIABILITIES)            130,714        (143,310)          52,071       1,102,560       1,142,035
                                                  ============    ============     ============    ============    ============




                                                                                               TOTAL FOREIGN
(*) COMPOSITION OF BALANCES LINKED TO FOREIGN                                                     CURRENCY-
CURRENCY - AS OF DECEMBER 31, 2004              US DOLLAR          EURO           OTHER            LINKED
---------------------------------------------  ------------    ------------    ------------    -------------
Cash and cash equivalents                            66,855          19,476             837           87,168
Short term investment                                59,640              --              --           59,640
Trade receivables                                    34,938          40,247           1,722           76,907
Receivables and debit balances                        4,806           4,559             405            9,770
                                               ------------    ------------    ------------     ------------
TOTAL ASSETS                                        166,239          64,282           2,964          233,485
                                               ============    ============    ============     ============

Foreign suppliers                                    23,476          50,948           3,484           77,908
Payables and credit balances                         16,125           6,896              --           23,021
Long-term loans and other liabilities, net               --           1,842              --            1,842
                                               ------------    ------------    ------------     ------------
TOTAL LIABILITIES                                    39,601          59,686           3,484          102,771
                                               ============    ============    ============     ============

                                               ------------    ------------    ------------     ------------
BALANCE OF EXPOSURE OF ASSETS (LIABILITIES)         126,638           4,596            (520)         130,714
                                               ============    ============    ============     ============

      9.6  DESCRIPTION OF POSITIONS IN DERIVATIVES

                                     STATED VALUE *                   FAIR VALUE                             RECOGNIZED FOR
                             ----------------------------    -----------------------------        HEDGE        ACCOUNTING
   TYPE OF TRANSACTION           LONG           SHORT            LONG            SHORT           PURPOSE        PURPOSES
-------------------------    ------------    ------------    ------------     ------------     ------------  --------------
USD/ILS

Call options                      116,316              --             339               --              Yes              No
Put options                       116,316              --             (77)              --              Yes              No
Forwards                           19,386              --             146               --              Yes              No

EUR/USD

Call options                       38,199              --             275               --              Yes              No
Put options                        38,199              --             (28)              --              Yes              No
Forwards                               --          11,754              --             (327)             Yes              No


                                     STATED VALUE *                   FAIR VALUE                             RECOGNIZED FOR
                             ----------------------------    -----------------------------        HEDGE        ACCOUNTING
   TYPE OF TRANSACTION           LONG           SHORT            LONG            SHORT           PURPOSE        PURPOSES
-------------------------    ------------    ------------    ------------     ------------     ------------  --------------
DOLLAR INTEREST

Interest rate swap                 65,685              --            (420)              --              Yes              No


* All the transactions are up to one year.


                                     STATED VALUE *                   FAIR VALUE                             RECOGNIZED FOR
                             ----------------------------    -----------------------------        HEDGE        ACCOUNTING
   TYPE OF TRANSACTION           LONG           SHORT            LONG            SHORT           PURPOSE        PURPOSES
-------------------------    ------------    ------------    ------------     ------------     ------------  --------------
Exchange of index-linked
shekel interest with
variable dollar interest
(SWAP)                             65,894              --           2,746               --              Yes              No


                                     STATED VALUE *                   FAIR VALUE                             RECOGNIZED FOR
                             ----------------------------    -----------------------------        HEDGE        ACCOUNTING
   TYPE OF TRANSACTION           LONG           SHORT            LONG            SHORT           PURPOSE        PURPOSES
-------------------------    ------------    ------------    ------------     ------------     ------------  --------------
DOLLAR INTEREST

Call options                       32,310         32,310               98               (8)             Yes              No
Put options                        32,310             --               --               --              Yes              No


** All the transactions are for one year.


10.   CHARITABLE CONTRIBUTIONS POLICY

      It is the Company's policy to make contributions to organizations working for populations in need and for pure social goals as a whole. In 2004, approx. NIS 1,766 thousand in contributions were donated.

11.   DETAILS ON DIRECTORS HAVING ACCOUNTING SKILLS

      In accordance with the guidelines of the Israeli Securities Authority, the Company prescribed that the suitable minimum number of directors in the Company having accounting and financial skills (directors who perform another role in the Company do not meet the definition of directors having accounting skills) will be one.

      The names of the directors who served as directors during the report period, who have accounting and financial skills are presented below: Mr. Menahem Inbar - banker, former CEO of Bank Leumi Investment Bank and Bank Leumi Canada, as well as Vice-President of Union Bank. Has served as director in a large number of private and public companies, including as chairman of several of them. He serves as an outside director and chairman of the audit committee in public companies. He has many years' experience with the various aspects of preparing financial statements in Israel and overseas and direct familiarity with the capital market, preparation of valuations for companies and bank financing. He serves as managing partner in Shifman-Inbar Ltd., which is engaged in consulting to companies and individuals regarding investments, negotiations with banks and seeking investors in Israel and overseas.

      Mr. Zvi Gur - has a B.A. in economics and business administration and is a director in public and private companies. He served as the CEO and CFO in public and private companies. In his various capacities, his responsibilities included the financial statements, and he was involved in the process of preparing financial statements and instituting internal controls in corporations.

      In the opinion of the board of directors, this enabled the board to meet its obligations under the law and its association documents, especially as it relates to its responsibility to examine the financial position of the Company and prepare and approve its financial statements.





       THE BOARD OF DIRECTORS THANKS THE COMPANY'S MANAGERS AND EMPLOYEES
               FOR THEIR CONTRIBUTION, AS WELL AS ALL OF THOSE WHO
              FACILITATED REALIZATION OF THE MERGER WITH PERRIGO.





----------------------------------           -----------------------------------
          MOSHE ARKIN                                   REFAEL LEBEL
 MEMBER OF THE BOARD OF DIRECTORS                  CHIEF EXECUTIVE OFFICER




March 30, 2005


--------------------------------------------------------------------------------

"NOTE" - If this document includes information that is not historical, this information is essentially a forecast, and the use thereof is exposed to risks and uncertainties. The above refers, among other things, to the difficulties in forecasting: receipt of FDA approvals, the influence of competing products, the influence of structural changes in the customer market, the influence of changes in the health market, development and launching of new products, obtaining raw materials, regulatory environment, fluctuations in operating results, and other risks detailed from time to time in the different documents filed with the different regulatory agencies.